UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section l3 and l5(d) of the
Securities Exchange Act of l934

April 2, 2004

Date of report (date of earliest event reported)

STANDARD PARKING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-50437	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Chicago, Illinois 60611
(Address of Principal Executive Offices) (Zip Code)

(312) 274-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

On April 2, 2004, the Registrant issued the following press release:

Standard Parking Corporation	900 North Michigan Avenue Suite 1600 Chicago, Illinois 60611 (312) 274-2000

Contact:

G. MARC BAUMANN

Chief Financial Officer

Standard Parking Corporation

(312) 274-2199

mbaumann@standardparking.com

FOR IMMEDIATE RELEASE

STANDARD PARKING CORPORATION ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2003 RESULTS

CHICAGO, April 2, 2004 - Standard Parking Corporation, one of the nation’s largest operators of paid parking facilities, today announced fourth quarter and full year 2003 operating results.

Gross profit was $16.4 million for the fourth quarter and $60.7 million for the full year 2003, an increase of 3.9% and 7.8% as compared to the same periods in 2002.  General and administrative expense was $8.3 million for the fourth quarter and $32.7 million for the full year 2003, an increase of 9.8% and 8.5% as compared to the same periods in 2002.  Operating income was $2.2 million for the fourth quarter and $13.8 million for the full year 2003, a decrease of 47.4% for the quarter and an increase of 8.3% for the full year as compared to the same periods in 2002.  Operating income in the fourth quarter of 2003 was impacted by a $2.7 million valuation allowance related to long-term receivables.  Without that allowance, operating income would have been $4.8 million for the fourth quarter and $16.5 million for the full year 2003, an increase of 16.2% and 29.0% as compared to the same periods in 2002.

“Our results are indicative of our team’s continuing effort to focus on driving up our company’s operating income via the efficient and professional operation of our existing and newly added locations,” said James A. Wilhelm, Standard Parking’s President and Chief Executive Officer.  “We have achieved six consecutive quarters of year-over-year gross profit growth and will continue to manage to a business model that maximizes revenues to our clients and parking services to our customers,” Wilhelm concluded.

Standard Parking Corporation, with approximately 11,600 employees, is one of the largest operators of paid parking facilities in North America, managing approximately 1,870 airport and urban parking facilities in over 275 cities spanning 42 states and four Canadian provinces.

* * * * *

More information about Standard Parking is available at www.standardparking.com.  Standard Parking’s 2003 annual report filed on Form 10-K is available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the company’s website.  Follow the links under “About Us.”

Certain statements contained herein may be forward-looking statements under the federal securities laws.  Such statements can be identified by the use of words such as “anticipates,” “intends,” “seeks,” “believes,” “estimates,” “plans,” and “expects.”   These statements discuss expectations for the future, contain projections concerning the results of our operations or our future financial condition or state other forward-looking information.  Such statements are subject to a number of risks and uncertainties.  Our actual results, performance or achievements could differ substantially from the results expressed in, or implied by, those statements.  We assume no responsibility for revising forward-looking statements in light of future events or circumstances.

Standard Parking Corporation

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2002	2003	2002	2003

Parking services revenue:
Lease contracts	$34,161	$35,127	$142,376	$138,681
Management contracts	19,300	21,024	78,029	76,613
	53,461	56,151	220,405	215,294
Reimbursement of management contract expense	53,879	84,948	326,146	330,243
Total revenue	107,340	141,099	546,551	545,537

Cost of parking services:
Lease contracts	30,652	31,631	128,871	125,153
Management contracts	7,044	8,146	35,201	29,439
	37,696	39,777	164,072	154,592
Reimbursement of management contract expense	53,879	84,948	326,146	330,243
Total cost of parking services	91,575	124,725	490,218	484,835

Gross profit	15,765	16,374	56,333	60,702

General and administrative expense	7,586	8,329	30,133	32,694
Depreciation and amortization	2,120	1,946	7,554	7,501
Special charges	1,143	507	2,897	1,055
Management fee - parent company	750	750	3,000	3,000
Valuation allowance related to long-term reveivable	—	2,650	—	2,650

Operating Income	$4,166	$2,192	$12,749	$13,802

Number of facilities:
Leased facilities	294	295
Managed facilities	1,591	1,578
Total facilities	1,885	1,873

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION

Date: April 2, 2004	By:	/s/ G. Marc Baumann
G. Marc Baumann, Executive Vice President, Chief Financial Officer and Treasurer